UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 22, 2018

CSG SYSTEMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27512	47-0783182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6175 S. Willow Drive, Greenwood Village, CO		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 200-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2018, CSG Systems International, Inc.’s (“CSG” or the “Company”) Board of Directors (the “Board”) approved the following changes to the Company’s Board and management team:

Rajan Naik

On August 22, 2018, CSG appointed Rajan Naik as a new member of CSG’s Board.  The Revised By-Laws of CSG provide for its Board to be divided into three classes, each class having a three-year term.  Mr. Naik will be a member of the Class II directors, with a term of office to continue until the annual meeting of stockholders of CSG in 2020.

In conjunction with Mr. Naik’s appointment, the Board approved a form of Indemnification Agreement between CSG and Mr. Naik, effective August 22, 2018.  Under the terms of the indemnification agreement, CSG would indemnify Mr. Naik to the fullest extent permitted by law against all expenses incurred if he were to become party to civil, criminal, administrative, investigative, or other actions related to his services as a director of CSG.  A copy of CSG’s standard indemnification agreement has been previously filed with the SEC.

Mr. Naik does not have any family relationships with any executive officer or director of CSG or its affiliates.  He is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Naik will receive the standard director compensation arrangement including an annual fee of $75,000 and an annual restricted stock award.  The annual restricted stock award, which shall vest in its entirety on the first anniversary of the grant date, has traditionally been determined and granted in the third quarter of each year, following Compensation Committee approval.

A copy of CSG’s press release announcing Mr. Naik’s appointment, dated August 27, 2018, is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Jerod L. Sands

Effective August 27, 2018, Jerod L. Sands, 38, was appointed Chief Accounting Officer of CSG.  Mr. Sands joined CSG in August 2018 after serving as Senior Vice President and Corporate Controller at ACI Worldwide, Inc.  Prior to ACI Worldwide, Inc., Mr. Sands held various leadership and management roles at KPMG LLP where he served on several large public and private engagements of multi-national clients across various industries.  Mr. Sands is a graduate of the University of Nebraska – Lincoln.

There are no family relationships involving Mr. Sands that would require disclosure under Item 401(d) of Regulation S-K.  Additionally, there are no transactions in which Mr. Sands, or any member of his immediate family, would have a direct or indirect interest that would require disclosure under Item 404(a) of Regulation S-K.

Prior to Mr. Sands’ appointment, the role of Chief Accounting Officer was fulfilled by CSG’s Chief Financial Officer, Rolland B. Johns, who will continue to act as Chief Financial Officer of the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of CSG Systems International, Inc. dated August 27, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 27, 2018

CSG SYSTEMS INTERNATIONAL, INC.

By:	/s/ Rolland B. Johns
Rolland B. Johns,
Chief Financial Officer

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